Exhibit 99.1

Financial Contact:	Media Contact:
Josh Hirsberg	David Strow
(702) 792-7234	(702) 792-7386
joshhirsberg@boydgaming.com	davidstrow@boydgaming.com

BOYD GAMING REPORTS THIRD-QUARTER 2023 RESULTS

LAS VEGAS - OCTOBER 24, 2023 - Boyd Gaming Corporation (NYSE: BYD) today reported financial results for the third quarter ended September 30, 2023.

Keith Smith, President and Chief Executive Officer of Boyd Gaming, said: “Our third-quarter results reflect the value of our diversified business model. Continued strength in play from our core customers, strong results from Sky River and online gaming, and growth in our non-gaming business all contributed to a solid performance in the quarter. However, quarterly results were impacted by declines in play from our retail customers and ongoing cost pressures, both related to the challenging economic environment.”

Smith continued: “During the quarter we continued to leverage our strong free cash flow to pursue a balanced capital allocation strategy that is creating significant value for our shareholders. We demonstrated the growth potential of our property reinvestment initiative, delivering record quarterly results at the Fremont following its recent expansion project. And we remain committed to our capital return program, having returned over $1 billion to shareholders in the last two years through our ongoing share repurchases and dividends.”

Boyd Gaming reported third-quarter 2023 revenues of $903.2 million, up from $877.3 million in the third quarter of 2022. The Company reported net income of $135.2 million, or $1.34 per share, for the third quarter of 2023, versus $157.0 million, or $1.46 per share, for the year-ago period.

Total Adjusted EBITDAR(1) was $320.8 million in the third quarter of 2023, compared to $337.7 million in the third quarter of 2022. Adjusted Earnings(1) for the third quarter of 2023 were $137.3 million, or $1.36 per share, versus $159.2 million, or $1.48 per share, for the same period in 2022.

(1)	See footnotes at the end of the release for additional information relative to non-GAAP financial measures.

Operations Review

In the Company's property operating segments, core customer play increased on both a sequential and year-over-year basis, and hotel and food & beverage revenues rose year-over-year. These gains were offset by year-over-year softness in retail play, though business volumes from retail customers have remained consistent since late last year across all segments. Adjusted EBITDAR and margin performances reflected higher labor, utilities and property insurance costs, with Companywide property-level operating margins of 40%.

The Company’s Online segment benefitted from strong results from FanDuel’s operations, as well as the addition of Boyd Interactive, acquired by the Company in November 2022.  Strong revenue and Adjusted EBITDAR growth in our Managed & Other business was driven by management fees from Sky River Casino, which opened in August 2022.

Dividend and Share Repurchase Program Update

Boyd Gaming paid a quarterly cash dividend of $0.16 per share on October 15, 2023, as previously announced.

As part of its ongoing share repurchase program, the Company repurchased $106 million in stock during the third quarter of 2023. As of September 30, 2023, the Company had approximately $426 million remaining under current repurchase authorizations.

Balance Sheet Statistics

As of September 30, 2023, Boyd Gaming had cash on hand of $269.2 million and total debt of $2.9 billion.

Conference Call Information

Boyd Gaming will host a conference call to discuss its third-quarter 2023 results today, October 24, at 5:00 p.m. Eastern.  The conference call number is (888) 259-6580, passcode 60390005.  Please call up to 15 minutes in advance to ensure you are connected prior to the start of the call.

The conference call will also be available live on the Internet at https://events.q4inc.com/attendee/946960080.

Following the call’s completion, a replay will be available by dialing (877) 674-7070 on Tuesday, October 24, continuing through Tuesday, October 31.  The conference number for the replay will be 390005.  The replay will also be available at https://investors.boydgaming.com.

BOYD GAMING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share data)	2023	2022	2023	2022
Revenues
Gaming	$641,168	$667,975	$1,966,205	$2,020,854
Food & beverage	70,986	67,792	212,936	201,834
Room	48,720	46,672	148,546	138,985
Online	90,288	52,353	298,153	164,203
Management fee	17,153	10,159	54,629	10,159
Other	34,849	32,312	103,611	96,421
Total revenues	903,164	877,263	2,784,080	2,632,456
Operating costs and expenses
Gaming	251,536	251,814	751,330	756,356
Food & beverage	59,672	58,502	177,623	169,892
Room	19,180	17,783	54,880	51,058
Online	79,080	45,827	252,478	140,715
Other	11,549	11,370	34,119	33,984
Selling, general and administrative	99,944	92,950	299,333	280,659
Master lease rent expense (a)	27,236	26,828	81,163	79,788
Maintenance and utilities	41,720	40,789	115,337	108,196
Depreciation and amortization	64,797	64,956	188,577	194,191
Corporate expense	27,872	26,375	88,232	90,251
Project development, preopening and writedowns	2,405	9,645	(11,268)	528
Impairment of assets	—	5,575	4,537	5,575
Other operating items, net	301	(12,610)	959	(12,324)
Total operating costs and expenses	685,292	639,804	2,037,300	1,898,869
Operating income	217,872	237,459	746,780	733,587
Other expense (income)
Interest income	(1,585)	(2,073)	(22,445)	(2,976)
Interest expense, net of amounts capitalized	42,352	36,001	128,933	110,125
Loss on early extinguishments and modifications of debt	—	—	—	19,809
Other, net	(30)	170	596	3,667
Total other expense, net	40,737	34,098	107,084	130,625
Income before income taxes	177,135	203,361	639,696	602,962
Income tax provision	(41,902)	(46,359)	(112,278)	(136,269)
Net income	$135,233	$157,002	$527,418	$466,693

Basic net income per common share	$1.34	$1.46	$5.16	$4.24
Weighted average basic shares outstanding	100,804	107,743	102,139	110,002

Diluted net income per common share	$1.34	$1.46	$5.16	$4.24
Weighted average diluted shares outstanding	100,850	107,840	102,187	110,135

__________________________________________

(a) Rent expense incurred by those properties subject to a master lease with a real estate investment trust.

BOYD GAMING CORPORATION

SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDA to Net Income

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2023	2022	2023	2022
Total Revenues by Segment
Las Vegas Locals	$221,833	$225,791	$693,043	$689,814
Downtown Las Vegas	49,545	49,507	159,093	152,890
Midwest & South	513,028	527,536	1,544,047	1,579,534
Online	90,288	52,353	298,153	164,203
Managed & Other	28,470	22,076	89,744	46,015
Total revenues	$903,164	$877,263	$2,784,080	$2,632,456

Adjusted EBITDAR by Segment
Las Vegas Locals	$105,985	$111,733	$350,540	$355,762
Downtown Las Vegas	15,857	17,704	57,876	58,216
Midwest & South	190,588	211,292	591,105	642,351
Online	11,005	6,350	45,028	22,916
Managed & Other	18,997	12,553	60,094	17,458
Corporate expense, net of share-based compensation expense (a)	(21,611)	(21,934)	(65,314)	(66,296)
Adjusted EBITDAR	320,821	337,698	1,039,329	1,030,407
Master lease rent expense (b)	(27,236)	(26,828)	(81,163)	(79,788)
Adjusted EBITDA	293,585	310,870	958,166	950,619

Other operating costs and expenses
Deferred rent	177	192	531	576
Depreciation and amortization	64,797	64,956	188,577	194,191
Share-based compensation expense	8,033	5,653	28,050	28,486
Project development, preopening and writedowns	2,405	9,645	(11,268)	528
Impairment of assets	—	5,575	4,537	5,575
Other operating items, net	301	(12,610)	959	(12,324)
Total other operating costs and expenses	75,713	73,411	211,386	217,032
Operating income	217,872	237,459	746,780	733,587
Other expense (income)
Interest income	(1,585)	(2,073)	(22,445)	(2,976)
Interest expense, net of amounts capitalized	42,352	36,001	128,933	110,125
Loss on early extinguishments and modifications of debt	—	—	—	19,809
Other, net	(30)	170	596	3,667
Total other expense, net	40,737	34,098	107,084	130,625
Income before income taxes	177,135	203,361	639,696	602,962
Income tax provision	(41,902)	(46,359)	(112,278)	(136,269)
Net income	$135,233	$157,002	$527,418	$466,693

__________________________________________

(a) Reconciliation of corporate expense:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2023	2022	2023	2022
Corporate expense as reported on Condensed Consolidated Statements of Operations	$27,872	$26,375	$88,232	$90,251
Corporate share-based compensation expense	(6,261)	(4,441)	(22,918)	(23,955)
Corporate expense, net, as reported on the above table	$21,611	$21,934	$65,314	$66,296

(b) Rent expense incurred by those properties subject to a master lease with a real estate investment trust.

BOYD GAMING CORPORATION

SUPPLEMENTAL INFORMATION

Reconciliations of Net Income to Adjusted Earnings

and Net Income Per Share to Adjusted Earnings Per Share

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share data)	2023	2022	2023	2022
Net income	$135,233	$157,002	$527,418	$466,693
Pretax adjustments:
Project development, preopening and writedowns	2,405	9,645	(11,268)	528
Impairment of assets	—	5,575	4,537	5,575
Other operating items, net	301	(12,610)	959	(12,324)
Loss on early extinguishments and modifications of debt	—	—	—	19,809
Interest income (a)	—	—	(14,315)	—
Other, net	(30)	170	596	3,667
Total adjustments	2,676	2,780	(19,491)	17,255

Income tax effect for above adjustments	(629)	(616)	3,983	(3,712)
Impact of tax valuation allowance	—	—	(35,856)	—
Adjusted earnings	$137,280	$159,166	$476,054	$480,236

Net income per share, diluted	$1.34	$1.46	$5.16	$4.24
Pretax adjustments:
Project development, preopening and writedowns	0.03	0.09	(0.11)	—
Impairment of assets	—	0.05	0.04	0.05
Other operating items, net	—	(0.11)	0.01	(0.11)
Loss on early extinguishments and modifications of debt	—	—	—	0.18
Interest income (a)	—	—	(0.14)	—
Other, net	—	—	0.01	0.03
Total adjustments	0.03	0.03	(0.19)	0.15

Income tax effect for above adjustments	(0.01)	(0.01)	0.04	(0.03)
Impact of tax valuation allowance	—	—	(0.35)	—
Adjusted earnings per share, diluted	$1.36	$1.48	$4.66	$4.36

Weighted average diluted shares outstanding	100,850	107,840	102,187	110,135

__________________________________________

(a) Adjustment to the expected losses for interest on note receivable.

Non-GAAP Financial Measures

Our financial presentations include the following non-GAAP financial measures:

●	EBITDA: earnings before interest, taxes, depreciation and amortization,
●

Adjusted EBITDA: EBITDA adjusted for deferred rent, share-based compensation expense, project development, preopening and writedown expenses, impairments of assets, other operating items, net, gain or loss on early extinguishments and modifications of debt and other items, net,

●	EBITDAR: EBITDA further adjusted for rent expense associated with master leases with a real estate investment trust,
●	Adjusted EBITDAR: Adjusted EBITDA further adjusted for rent expense associated with master leases with a real estate investment trust,
●

Adjusted Earnings: net income before project development, preopening and writedown expenses, impairments of assets, other operating items, net, gain or loss on early extinguishments and modifications of debt, adjustments to the expected losses for interest on note receivable, the release of valuation allowances on deferred tax assets and other non-recurring adjustments, net, and,

●	Adjusted Earnings Per Share (Adjusted EPS): Adjusted Earnings divided by weighted average diluted shares outstanding.

Collectively, we refer to these and other non-GAAP financial measures as the “Non-GAAP Measures”.

The Non-GAAP Measures are commonly used measures of performance in our industry that we believe, when considered with measures calculated in accordance with accounting principles generally accepted in the United States (GAAP), provide our investors with a more complete understanding of our operating results and facilitates comparisons between us and our competitors. We provide this information to investors to enable them to perform comparisons of our past, present and future operating results and as a means to evaluate the results of core on-going operations. We have historically reported these measures to our investors and believe that the continued inclusion of the Non-GAAP Measures provides consistency in our financial reporting. We also believe this information is useful to investors in allowing greater transparency related to significant measures used by our management in their financial and operational decision-making, their evaluation of total company and individual property performance, in the evaluation of incentive compensation and in the annual budget process. Management also uses Non-GAAP Measures in the evaluation of potential acquisitions and dispositions. We believe these measures continue to be used by investors in their assessment of our operating performance and the valuation of our company.

The use of Non-GAAP Measures has certain limitations. Our presentation of the Non-GAAP Measures may be different from the presentation used by other companies and therefore comparability may be limited. While excluded from certain of the Non-GAAP Measures, depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred. Each of these items should also be considered in the overall evaluation of our results. Additionally, the Non-GAAP Measures do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, capital expenditures and other items both in our reconciliations to the historical GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance. We do not provide a reconciliation of forward-looking Non-GAAP Measures to the corresponding forward-looking GAAP measure due to our inability to project special charges and certain expenses.

The Non-GAAP Measures are to be used in addition to and in conjunction with results presented in accordance with GAAP. The Non-GAAP Measures should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. The Non-GAAP Measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding historical GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

Forward-looking Statements and Company Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding future performance. In addition, forward-looking statements in this press release, as well as in our earnings conference call remarks, include statements regarding continued growth in visitation and spending among the Company’s core customers, the Company’s views that it will be able to drive continued revenue and EBITDAR growth throughout its business, the impacts of COVID-19 on the Company, the Company’s operating strategy, the Company’s confidence in its long-term growth trajectory, and the Company’s plans with respect to share repurchases and returning capital to shareholders. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement.  Risks also include fluctuations in the Company's operating results; the political climate and its effects on consumer spending and its impact on the travel industry; the state of the economy and its effect on consumer spending; the impact and effects of the local economies in the markets where the Company operates; the receipt of legislative, and other state, federal and local approvals for the Company's development projects; developments in legalization of online gaming, the Company's ability to operate online gaming profitably, or otherwise; consumer reaction to fluctuations in the stock market and economic factors; the effects of events adversely impacting the economy or the regions from which the Company draws a significant percentage of its customers; competition; litigation; financial community and rating agency perceptions of the Company; changes in laws and regulations, weather, regulation, economic, credit and capital market conditions; and the effects of war, terrorist or similar activity. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Boyd Gaming

Founded in 1975, Boyd Gaming Corporation (NYSE: BYD) is a leading geographically diversified operator of 28 gaming entertainment properties in 10 states, manager of a tribal casino in northern California, and owner and operator of Boyd Interactive, a B2B and B2C online casino gaming business. The Company is also a strategic partner and 5% equity owner of FanDuel Group, the nation's leading sports-betting operator. With one of the most experienced leadership teams in the casino industry, Boyd Gaming prides itself on offering guests an outstanding entertainment experience and memorable customer service.  Through a long-standing company philosophy called Caring the Boyd Way, Boyd Gaming is committed to advancing Environmental, Social and Corporate Governance (ESG) initiatives that positively impact the Company's stakeholders and communities.  For additional Company information and press releases, visit https://investors.boydgaming.com.